EXHIBIT 99.1

News Release

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports First-Quarter 2010 Net Income

Adjusted EPS of $0.14 excluding Restructuring and Certain Non-Cash Items

CHICAGO, April 27, 2010 – Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $0.2 million on a U.S. GAAP basis, or $0.01 per share, for the quarter ended March 31, 2010, compared with a net loss of $61 million on a U.S. GAAP basis, or $1.78 per share, for the quarter ended March 31, 2009. Adjusting for Restructuring and certain non-cash co-investment charges in the first quarter of 2010, net income would have been $6 million, or $0.14 per share, compared with an adjusted net loss of $22 million, or $0.65 per share in 2009. Net income in the first quarter benefited from continued momentum from the fourth quarter of 2009 and the transition to a more variable compensation structure in a number of the firm’s transactional businesses. The firm’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $37 million for the first quarter of 2010 compared with adjusted EBITDA of $11 million for the same period in 2009. Revenue for the first quarter of 2010 was $581 million, an increase of 18 percent in U.S. dollars, 12 percent in local currency, compared with the first quarter of 2009.

First-Quarter 2010 Highlights:

•	Revenue up 12 percent in local currency driven by increased activity across all operating segments

•	Transactional revenue recovering

•	Continued solid growth in corporate outsourcing business

•	Significant new client mandates in LaSalle Investment Management

First-quarter results included $1 million of Restructuring charges as well as $6 million of non-cash co-investment impairment charges. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. Non-cash co-investment impairments are included in Equity losses at the consolidated and segment reporting levels.

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 2

“We are encouraged by our solid first-quarter results, which were broadly based across geographies and service lines,” said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. “Business prospects for the year are improving and we are moving forward with confidence, but with a close watch on market dynamics.”

Consolidated Business Line Revenue Comparison (in millions)

	Three Months Ended March 31,		Percentage Change
	2010	2009	% in USD	% in LC
Investor and Occupier Services
Leasing	$170.9	$136.9	25%	21%
Capital Markets and Hotels	52.3	28.3	85%	68%
Property & Facility Management	160.5	134.3	20%	13%
Project & Development Services	68.2	71.1	(4%)	(8%)
Advisory, Consulting and Other	63.4	57.4	10%	4%

Total IOS revenue	$515.3	$428.0	20%	15%

LaSalle Investment Management
Advisory fees	$58.5	$59.8	(2%)	(7%)
Transaction and Incentive fees	6.9	6.4	8%	0%

Total LaSalle Investment Management	$65.4	$66.2	(1%)	(7%)

Total firm revenue	$580.7	$494.2	18%	12%

Operating expenses excluding Restructuring charges were $562 million for the first quarter, compared with $505 million in 2009. On a local currency basis, operating expenses excluding restructuring charges increased only 6 percent despite increased incentive compensation related to higher transaction activity and incremental costs related to new corporate outsourcing mandates compared with a year ago.

Balance Sheet and Dividend

The firm’s outstanding debt on its long-term credit facilities was $335 million at March 31, 2010, compared with $496 million at March 31, 2009. The credit facilities balance was significantly lower at March 31, 2010, despite paying nearly all 2009 incentive compensation by March 31, 2010, compared with 2009 when the majority of incentive compensation was paid in the second quarter.

The firm announced that its Board of Directors declared a semi-annual dividend of $0.10 per share, consistent with dividend payments made in December 2009. The dividend payment will be made on June 15, 2010, to holders of record at the close of business on May 14, 2010.

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 3

Business Segment First-Quarter Performance Highlights

Investor and Occupier Services

•

First-quarter revenue in the Americas region was $228 million, an increase of 14 percent over the prior year, reflecting an improved transactional environment offset by continued lower levels of client capital expenditures that negatively impacted the Project & Development Services business.

	Three Months Ended March 31,		Percentage Change
Americas IOS	2010	2009	% in USD
Leasing	$106.8	$89.7	19%
Capital Markets and Hotels	9.5	7.6	25%
Property & Facility Management	58.2	43.5	34%
Project & Development Services	31.5	38.6	(18%)
Advisory, Consulting and Other	22.2	21.6	3%

Operating revenue	$228.2	$201.0	14%
Equity earnings (losses)	0.2	(1.4)	n/m

Total segment revenue	$228.4	$199.6	14%

n/m – not meaningful

Operating expenses were $219 million in the first quarter, 7 percent higher than a year ago, driven by higher incentive compensation expense related to increased transaction revenue as well as the cost of serving more outsourcing clients.

The region’s EBITDA for the first quarter of 2010 was $18 million, compared with $11 million for the same period last year.

•

EMEA’s first-quarter 2010 revenue was $151 million compared with $121 million in 2009, an increase of 25 percent, 17 percent in local currency. Revenue in England and Germany increased over the prior year by 47 percent and 14 percent, respectively, and Russia’s performance stabilized as revenue increased 59 percent in the first quarter of 2010 from very low levels in 2009.

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 4

	Three Months Ended March 31,		Percentage Change
EMEA IOS	2010	2009	% in USD	% in LC
Leasing	$38.8	$29.6	31%	23%
Capital Markets and Hotels	26.2	15.7	67%	55%
Property & Facility Management	34.5	29.9	15%	7%
Project & Development Services	26.0	21.5	21%	13%
Advisory, Consulting and Other	25.9	24.5	6%	0%

Operating revenue	$151.4	$121.2	25%	17%
Equity losses	—	(0.4)	n/m	n/m

Total segment revenue	$151.4	$120.8	25%	17%

n/m – not meaningful

Operating expenses were $161 million in the first quarter, an increase of 13 percent from the prior year, 6 percent in local currency, primarily due to increased variable compensation expense related to increased transactional activity levels across the region.

The region’s EBITDA for the first quarter of 2010 was a loss of $5 million, compared with a $16 million loss for the same period last year.

•

Revenue in the Asia Pacific region was $136 million for the first quarter of 2010, compared with $105 million for the same period in 2009, an increase of 29 percent, 15 percent in local currency. The year-over-year increase was driven by transactional revenue improvement compared with a year ago.

	Three Months Ended March 31,		Percentage Change
Asia Pacific IOS	2010	2009	% in USD	% in LC
Leasing	$25.3	$17.6	44%	31%
Capital Markets and Hotels	16.6	5.0	n/m	n/m
Property & Facility Management	67.8	60.9	11%	0%
Project & Development Services	10.7	11.0	(3%)	(11%)
Advisory, Consulting and Other	15.3	11.3	35%	21%

Operating revenue	$135.7	$105.8	28%	14%
Equity losses	—	(1.0)	n/m	n/m

Total segment revenue	$135.7	$104.8	29%	15%

n/m – not meaningful

Operating expenses for the region were $130 million for the quarter, an increase of only 7 percent year over year in local currency, despite incremental costs related to serving more corporate outsourcing clients and higher variable compensation associated with increased transactional revenue.

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 5

The region’s EBITDA for the first quarter of 2010 was $9 million, compared with a $1 million loss for the same period last year.

LaSalle Investment Management

LaSalle Investment Management’s first-quarter Advisory fees were $59 million, comparable with $60 million in the first quarter of 2009, though down 7 percent in local currency. The business recognized $6 million of Incentive fees in the first quarter of 2010 after reaching specified performance objectives against established benchmarks. Asset purchases, a key driver of Transaction fees, were limited by the low levels of attractive assets available.

	Three Months Ended March 31,		Percentage Change
LaSalle Investment Management	2010	2009	% in USD	% in LC
Advisory fees	$58.5	$59.8	(2%)	(7%)
Transaction and Incentive fees	6.9	6.4	8%	0%

Operating revenue	$65.4	$66.2	(1%)	(7%)
Equity losses	(6.3)	(29.2)	78%	78%

Total revenue	$59.1	$37.0	60%	50%

During the quarter, LaSalle Investment Management secured new separate account mandates and portfolio takeovers of over $3 billion and raised nearly $400 million of net equity for its funds and public securities business. The significant number of new commitments and portfolio takeovers reflects LaSalle’s strong performance track record and reputation in the market. Assets under management were $39.9 billion, flat compared with December 31, 2009.

Summary

The firm’s solid start to 2010 resulted from improved revenue from transactional businesses, the growing annuity revenue base and ongoing expense management. The transition to a more variable compensation structure also contributed to improved profitability in the typically loss-making first quarter. The firm is encouraged by a solid first-quarter performance and will continue to focus on providing superior service to clients to grow market share.

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 6

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2009, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2009 global revenue of $2.5 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.6 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with approximately $40 billion of assets under management. For further information, please visit our Web site, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39–00 Republic Plaza Singapore 048619

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Jones Lang LaSalle Reports First-Quarter 2010 Net Income – Page 7

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, April 28 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 809 9540
• International callers:	+1 706 679 7364
• Pass code:	68684735

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=68027 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the first quarter 2010 earnings call has been posted to the Investor Relations section of the company’s Web site: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Wednesday, April 28 through 11:59 p.m. EDT May 5 at the following numbers:

• U.S. callers:	+1 800 642 1687
• International callers:	+1 706 645 9291
• Pass code:	68684735

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three Months Ended March 31, 2010 and 2009

(in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue	$580,662	$494,211
Operating expenses:
Compensation and benefits	387,381	342,555
Operating, administrative and other	156,453	137,623
Depreciation and amortization	17,713	24,520
Restructuring charges	1,120	17,042

Total operating expenses	562,667	521,740

Operating income (loss)	17,995	(27,529)
Interest expense, net of interest income	11,330	12,758
Equity losses from unconsolidated ventures	(6,127)	(32,022)

Income (loss) before income taxes and noncontrolling interest	538	(72,309)
Provision (benefit) for income taxes	124	(10,846)

Net income (loss)	414	(61,463)
Net income attributable to noncontrolling interest	168	12

Net income (loss) attributable to the Company	$246	$(61,475)

Net income (loss) attributable to common shareholders	$246	$(61,475)

Basic earnings (loss) per common share	$0.01	$(1.78)

Basic weighted average shares outstanding	41,913,100	34,617,894

Diluted earnings (loss) per common share	$0.01	$(1.78)

Diluted weighted average shares outstanding	43,949,850	34,617,894

EBITDA	$29,413	$(35,043)

Please	reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three Months Ended March 31, 2010 and 2009

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
INVESTOR & OCCUPIER SERVICES
AMERICAS
Revenue:
Operating revenue	$228,199	$201,035
Equity income (losses)	205	(1,445)

	228,404	199,590
Operating expenses:
Compensation, operating and administrative expenses	210,450	188,158
Depreciation and amortization	8,856	15,916

	219,306	204,074

Operating income (loss)	$9,098	$(4,484)

EBITDA	$17,954	$11,432

EMEA
Revenue:
Operating revenue	$151,405	$121,138
Equity losses	(18)	(379)

	151,387	120,759
Operating expenses:
Compensation, operating and administrative expenses	156,259	136,943
Depreciation and amortization	4,719	5,142

	160,978	142,085

Operating loss	$(9,591)	$(21,326)

EBITDA	$(4,872)	$(16,184)

ASIA PACIFIC
Revenue:
Operating revenue	$135,645	$105,802
Equity losses	—	(971)

	135,645	104,831
Operating expenses:
Compensation, operating and administrative expenses	127,099	105,517
Depreciation and amortization	3,239	2,921

	130,338	108,438

Operating income (loss)	$5,307	$(3,607)

EBITDA	$8,546	$(686)

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$65,413	$66,236
Equity losses	(6,314)	(29,228)

	59,099	37,008
Operating expenses:
Compensation, operating and administrative expenses	50,026	49,560
Depreciation and amortization	899	541

	50,925	50,101

Operating income (loss)	$8,174	$(13,093)

EBITDA	$9,073	$(12,552)

Total segment revenue	574,535	462,188
Reclassification of equity losses	(6,127)	(32,023)

Total revenue	$580,662	$494,211

Total operating expenses before restructuring charges	561,547	504,698

Operating income (loss) before restructuring charges	$19,115	$(10,487)

Please	reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

March 31, 2010, December 31, 2009 and March 31, 2009

(in thousands)

(Unaudited)

	March 31, 2010 (Unaudited)	December 31, 2009	March 31, 2009 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,720	$69,263	$46,019
Trade receivables, net of allowances	595,767	669,993	587,359
Notes and other receivables	83,131	73,984	76,758
Prepaid expenses	31,963	35,689	35,624
Deferred tax assets	79,634	82,793	118,285
Other	14,286	8,196	10,511

Total current assets	864,501	939,918	874,556
Property and equipment, net of accumulated depreciation	200,674	213,708	214,031
Goodwill, with indefinite useful lives	1,422,745	1,441,951	1,434,722
Identified intangibles, with finite useful lives, net of accumulated amortization	33,833	36,791	48,545
Investments in real estate ventures	168,750	167,310	145,209
Long-term receivables	50,168	52,941	49,959
Deferred tax assets	139,565	139,406	59,426
Other	101,557	104,908	52,589

Total assets	$2,981,793	$3,096,933	$2,879,037

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$299,556	$347,650	$295,673
Accrued compensation	275,747	479,628	420,748
Short-term borrowings	46,669	23,399	38,551
Deferred tax liabilities	1,164	1,164	3,503
Deferred income	32,646	38,575	33,904
Deferred business acquisition obligations	97,577	106,330	23,398
Other	108,815	98,349	85,153

Total current liabilities	862,174	1,095,095	900,930
Noncurrent liabilities:
Credit facilities	334,999	175,000	496,008
Deferred tax liabilities	5,504	3,210	4,351
Deferred compensation	18,776	27,039	31,291
Pension liabilities	6,854	8,210	3,938
Deferred business acquisition obligations	275,619	287,259	354,044
Minority shareholder redemption liability	32,918	32,475	43,500
Other	78,427	86,031	57,091

Total liabilities	1,615,271	1,714,319	1,891,153
Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized;
42,033,336, 41,843,947 and 34,734,550 shares issued and outstanding as of
March 31, 2010, December 31, 2009, and March 31, 2009, respectively	420	418	347
Additional paid-in capital	861,898	854,227	616,472
Retained earnings	531,703	531,456	481,843
Shares held in trust	(5,003)	(5,196)	(3,504)
Accumulated other comprehensive loss	(26,164)	(1,976)	(112,520)

Total Company shareholders’ equity	1,362,854	1,378,929	982,638
Noncontrolling interest	3,668	3,685	5,246

Total equity	1,366,522	1,382,614	987,884

Total liabilities and equity	$2,981,793	$3,096,933	$2,879,037

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2010 and 2009

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash used in operating activities (1)	$(146,332)	$(3,865)

Cash used in investing activities	(41,379)	(19,862)

Cash provided by financing activities	178,168	23,853

Net (decrease) increase in cash and cash equivalents	(9,543)	126

Cash and cash equivalents, beginning of period	69,263	45,893

Cash and cash equivalents, end of period	$59,720	$46,019

(1)

The increase in cash used in operating activities was due to nearly all 2009 incentive compensation having been paid by Q1 2010, compared to the prior year when a majority of incentive compensation was paid in Q2 2009.

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from GAAP net income (loss) to arrive at adjusted net income (loss) for the quarters ended March 31, 2010, and March 31, 2009, respectively, are integration costs related to the Staubach and Kemper’s acquisitions completed in 2008, severance costs and non-cash co-investment charges.

Below are reconciliations of GAAP net income (loss) to adjusted net income (loss) and calculations of earnings (loss) per share (“EPS”) for each net income (loss) total (in millions after tax, except per share):

	Three Months Ended
	March 31,
	2010	2009
GAAP net income (loss)	$0.2	$(61.5)
Shares (in 000s)	43,950	34,618

GAAP earnings (loss) per share	$0.01	$(1.78)

GAAP net income (loss)	$0.2	$(61.5)
Restructuring, net of tax	0.9	14.5
Non-cash co-investment charges, net of tax	5.0	24.6

Adjusted net income (loss)	6.1	(22.4)
Shares (in 000s)	43,950	34,618

Adjusted earnings (loss) per share	$0.14	$(0.65)

Basic shares outstanding were used in the calculations of 2009 GAAP and adjusted EPS as the use of dilutive shares outstanding would have caused those EPS calculations to be anti-dilutive.

2.	Adjusted EBITDA represents EBITDA adjusted for Restructuring and non-cash co-investment charges. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. The firm believes that adjusted EBITDA and EBITDA are indicators of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives either to net income (loss) or net cash provided by (used in) operating activities, both of which are determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2010	2009
Net income (loss)	$246	$(61,475)
Add (Deduct):
Interest expense, net of interest income	11,330	12,758
Provision (Benefit) for income taxes	124	(10,846)
Depreciation and amortization	17,713	24,520

EBITDA	$29,413	$(35,043)

Add:
Non-cash co-investment charges	6,468	28,932
Restructuring	1,120	17,042

Adjusted EBITDA	$37,001	$10,931

Below is a reconciliation of net cash used in operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2010	2009
Net cash used in operating activities	$(146,332)	$(3,865)
Add (Deduct):
Interest expense, net of interest income	11,330	12,758
Change in working capital and non-cash expenses	164,291	(33,090)
Provision (Benefit) for income taxes	124	(10,846)

EBITDA	$29,413	$(35,043)

Add:
Non-cash co-investment charges	6,468	28,932
Restructuring	1,120	17,042

Adjusted EBITDA	$37,001	$10,931

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Investor Services, Capital Markets and Occupier Services. The Investor and Occupier Services business consists primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East, and Africa. MENA refers to Middle East and North Africa.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.